Exhibit 10.47

GRANTOR STOCK TRUST

AMENDMENT NO. 3

TO

TRUST AGREEMENT

This Amendment No. 3 to Trust Agreement is made and entered into effective as of November 1, 2005, by Callaway Golf Company, a Delaware corporation (“Callaway Golf”) whereupon Callaway Golf appoints Union Bank of California, N.A., a national banking association (“Union Bank of California” or the “Trustee”) as Trustee, and shall be effective on the Trustee’s receipt of Plan assets to be held in trust hereunder.

BACKGROUND

A. Effective on or about July 14, 1995, Callaway Golf and Sanwa Bank California (“Sanwa”) entered into a certain Trust Agreement (the “Trust Agreement”) establishing the Callaway Golf Company Grantor Stock Trust.

B. Effective on or about August 24, 2000 Sanwa assigned to Arrowhead Trust Incorporated, California, a California trust company (“Arrowhead”), all of Sanwa’s rights, and Arrowhead assumed all of Sanwa’s obligations, under the Trust Agreement.

C. Effective on or about June 29, 2001, Callaway Golf entered into Amendment No. 1 to the Trust Agreement.

D. Effective October 21, 2004, Callaway Golf entered into Amendment No. 2 to the Trust Agreement.

E. Callaway Golf, pursuant to Section 14.1 of the Trust Agreement, desires to amend the Trust Agreement upon the following terms.

AGREEMENT

In consideration of the foregoing Background, Callaway Golf does hereby amend the Trust Agreement and Amendments No. 1 and 2 upon the following terms.

1. Section 4.2.11 of the Trust Agreement is hereby deleted in its entirety, and in lieu thereof, the following shall be inserted:

4.2.11 To consult with legal counsel (who may be counsel for the Administrator) with respect to the interpretation of the Trust Agreement or the Trustee’s duties hereunder or with respect to any legal proceedings or any questions of law and shall be entitled to take action or not to take action in good faith reliance on the advice of such counsel.

To tender its defense to the Administrator in any legal proceeding where the interests of the Trustee and the Administrator are not adverse, provided that any legal counsel selected to defend the Trustee is acceptable to the Trustee. The Administrator may satisfy all or any part of its obligations under this section through insurance arrangements acceptable to the Trustee.

2. Section 9.4 of the Trust Agreement is hereby deleted in its entirety, and in lieu thereof, the following shall be inserted:

9.4 The Trustee shall not be liable for, and the Administrator agrees to indemnify and hold harmless the Trustee, its officers, directors, employees or agents, from and against any loss or liability, claims, demands, damages and expenses, (including reasonable attorneys’ fees and costs incurred by the Trustee), any claims of breach of fiduciary duty brought by any person or entity, lawsuits, disputes of any kind, and any taxes or penalties incurred by the Trustee, which may arise from (i) any act taken by the Trustee in good faith in accordance with directions (or any failure to act in the absence of such directions) from the Administrator, Participant or any person reasonably believed by the Trustee to be their designee(s), (ii) the negligence or willful misconduct of the Administrator, Participant or any person reasonably believed by the Trustee to be their designee(s), and (iii) any act or omission by the Administrator, Participant or any person reasonably believed by the Trustee to be their designee(s) except in the event of the Trustee’s gross negligence, willful misconduct or material breach of this Trust Agreement which directly relates to and causes the loss to the Trust.

In the event that any action or regulatory proceeding shall be commenced or a claim asserted which may entitle the Trustee to be indemnified hereunder, the Trustee shall give the Company written notice of such action or claim promptly after becoming aware of such commencement or assertion unless the Company has otherwise received notice of such action or claim. The Company shall be entitled to participate in and, upon notice to the Trustee, assume the defense of any such action or claim using counsel reasonably acceptable to the Trustee. The Trustee shall cooperate with the Company in connection with the defense of any such action or claim. Subject to Section 17 the Trustee shall have no claim on the assets of the Trust Fund in respect of amounts payable to the Trustee under this Subsection 9.4.

The Administrator may satisfy all or any part of its obligations hereunder through insurance arrangements acceptable to the Trustee

The indemnifications and releases provided herein shall survive termination of this Trust Agreement and shall apply to the parties’ successors and assigns.

3. Sections 16.1 and 16.2 of the Trust Agreement are hereby deleted in their entirety, and in lieu thereof, the following shall be inserted:

16.1 To the Company, Board of Directors and Committee.

Communications to the Company, the Board of Directors and the Committee shall be addressed to:

Callaway Golf Company

2180 Rutherford Road

Carlsbad, California 92008-8815

Attention: Chief Financial Officer

With a copy to:

Callaway Golf Company

2180 Rutherford Road

Carlsbad, California 92008-8815

Attention: Chief Legal Officer

Provided, however that upon the Company’s written request, such communications shall be sent to such other address as the Company may specify.

16.2 To the Trustee. Communications to the Trustee shall be addressed to:

Union Bank of California, N.A.

530 B Street

San Diego, CA 92101

Attention: Pamela Uyehara, Assistant Vice President

4. Section 19.9 shall be added to the Trust Agreement as follows:

Mediation and Arbitration of Disputes. If a dispute arises under this Trust Agreement between or among the Administrator and Trustee or any Participant,

except as provided in Sections 5.1(b) and 6.4, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of California Code of Civil Procedure Sections 1280 et seq. The sole arbitrator shall be a retired or former Judge associated with the American Arbitration Association. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction. Each party shall bear its own costs, attorney’s fees and its share of arbitration fees. The Alternate Dispute Resolution Agreement in this Agreement does not constitute a waiver of the parties’ rights to a judicial forum in instances where arbitration would be void under applicable law, and does not preclude the Trustee from exercising its rights to interplead the funds of the Trust at the cost of the Trust.

* * * * * * * * Signature Page Follows * * * * * * * * *

Signature Page

The parties have signed this Trust Agreement on the dates indicated below.

Administrator

Callaway Golf Company

By:
(Signature)
Bradley J. Holiday
(Typed or printed name)

Its: Senior Executive Vice President and Chief Financial Officer

Date: November 1, 2005

Trustee
UNION BANK OF CALIFORNIA, N.A.

By:
(Signature)

(Typed or printed name)

Its:		Date:

By:
(Signature)

(Typed or printed name)

Its:		Date: